UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2005

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Planar Systems, Inc. (the “Company”) has appointed Scott Hildebrandt as Vice President and Chief Financial Officer of the Company effective November 22, 2005. Mr. Hildebrandt served as Vice President and Chief Financial Officer of the Company from January 2005 to May 2005. Prior to that, Mr. Hildebrandt served as Senior Vice President and Chief Financial Officer of Merant Software from November 2001 through May 2004. Mr. Hildebrandt was responsible for all finance and accounting activities worldwide for Merant, in addition to investor relations, treasury, legal, purchasing, facilities and product logistics/distribution. Before joining Merant Software, Mr. Hildebrandt served as Senior Vice President, Chief Financial Officer and Secretary of InFocus Corporation from June 1999 to November 2001. At InFocus, Mr. Hildebrandt was responsible for global finance, accounting, treasury, investor relations and information technology.

Mr. Hildebrandt will be paid an annual base salary of $260,000, will be eligible for an annual bonus of up to eighty percent of annual base salary based on Company performance, and will be eligible for the same employee benefits as other officers of the Company.

The Company and Mr. Hildebrandt have entered into a Letter Agreement dated and effective as of November 22, 2005 (the “Agreement”). The Agreement is for a term ending September 26, 2006, provided that on that date and each anniversary thereafter, the term of the Agreement will be automatically extended by one additional year unless either party gives 90 days prior written notice that the term of the Agreement will not be so extended. If a “Change in Control” (as defined in the Agreement) occurs during the term of the Agreement, the Agreement will continue in effect until two years after the Change in Control.

If Mr. Hildebrandt’s employment with the Company is terminated within two years after a Change in Control either by the Company without “Cause” (as defined in the Agreement ) or by Mr. Hildebrandt for “Good Reason” (as defined in the Agreement), Mr. Hildebrandt will be entitled to receive his full base salary through the date of termination and any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination plus (i) a lump sum payment equal to eighteen month’s base salary and (ii) an amount equal to 1.5 times the target bonus for the year of termination or Change in Control. In addition, Mr. Hildebrandt would be entitled to the continuation of health and insurance benefits for certain periods, and all outstanding unvested shares of restricted stock (except shares of restricted stock with performance-based vesting) and any and all outstanding unvested stock options that would vest during the eighteen month period after the date of termination would immediately become fully vested.

If Mr. Hildebrandt’s employment with the Company is terminated within two years after a Change in Control either by the Company for Cause or as a result of his disability or death, Mr. Hildebrandt will be entitled to receive his full base salary through the date of termination plus any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination.

The Company also entered into a Nonqualified Stock Option Agreement with Mr. Hildebrandt, dated and effective as of November 22, 2005 (the “Option Agreement”). Pursuant to the Option Agreement, Mr. Hildebrandt was granted an option to purchase 120,000 shares of the Company’s common stock at an exercise price of $9.44 per share (the “Option”). The term of the Option is ten years. Except as otherwise provided by the Agreement, the Option will vest and become fully exercisable according to the following schedule: the Option will vest with respect to twenty-five percent (25%) of the shares on November 22, 2006 and, thereafter, the option will vest with respect to six and one quarter percent (6.25%) of the shares on the last day of each fiscal quarter of the Company, beginning with the quarter ending December 29, 2006.

The Company also entered into a Restricted Stock Award Agreement with Mr. Hildebrandt dated and effective as of November 22, 2005 (the “Restricted Stock Agreement”). Pursuant to the Restricted Stock Agreement, Mr. Hildebrandt was awarded 55,000 shares of the Company’s common stock (the “Shares”). Except as otherwise provided by the Agreement, the Shares will vest and become deliverable to Mr. Hildebrandt as follows: five thousand (5,000) of the Shares will vest immediately; twenty-five thousand (25,000) of the Shares will vest on a four year schedule, with 6,250 Shares vesting on November 22, 2006 and 6.25% of the remaining 18,750 Shares vesting on the last day of each fiscal quarter of the Company, beginning with the quarter ending December 29, 2006; twelve thousand five hundred (12,500) of the Shares will vest upon achievement of the “$11 Stock Price Target” (as defined below); and the remaining twelve thousand five hundred (12,500) of the Shares will vest upon achievement of the “$13 Stock Price Target” (as defined below). The “$11 Stock Price Target” means the average daily closing price of the Company’s common stock on the NASDAQ Stock Market over any thirty (30) consecutive trading day period exceeds $11. The “$13 Stock Price Target” means the average daily closing price of the Company’s common stock on the NASDAQ Stock Market over any thirty (30) consecutive trading day period exceeds $13. The respective Stock Price Target shall be deemed to have been achieved if there is a Change in Control transaction in which shareholders of the Company receive per-share proceeds having a value in excess of the target amount. The respective Stock Price Target will also be deemed to have been achieved if Mr. Hildebrandt’s employment is terminated by the Company without Cause or by Mr. Hildebrandt for Good Reason and the Stock Price Target has been achieved with respect to the fifteen (15) consecutive trading day period immediately preceding the termination of his employment. Subject to the terms of the Restricted Stock Agreement, any unvested Shares will be forfeited upon the earlier of termination of employment or three (3) years from the date of grant. In the event that there is a Change in Control within 90 days after Mr. Hildebrandt’s employment is terminated by the Company without Cause or by Mr. Hildebrandt for Good Reason and the Target Price is deemed satisfied by the terms of the Restricted Stock Agreement but the Shares were forfeited to the Company upon Mr. Hildebrandt’s employment termination pursuant to the terms of the Restricted Stock Agreement, the Company will pay Mr. Hildebrandt the value of the forfeited Shares based on the per-share proceeds payable to the shareholders of the Company.

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective November 22, 2005, Steve Buhaly is no longer the Company’s Chief Financial Officer, but will continue to serve the Company as Vice President and Chief Operating Officer until December 31, 2005.

The information required by this Item relating to the appointment of Mr. Hildebrandt as Vice President and Chief Financial Officer is incorporated by reference to Item 1.01 above.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	Letter Agreement between Scott Hildebrandt and Planar Systems, Inc. dated as of November 22, 2005.

99.2	Restricted Stock Award Agreement between Planar Systems, Inc. and Scott Hildebrandt dated as of November 22, 2005.

99.3	Nonqualified Stock Option Agreement between Planar Systems, Inc. and Scott Hildebrandt dated as of November 22, 2005.

99.4	Press Release issued by Planar Systems, Inc. dated November 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 29, 2005.

PLANAR SYSTEMS, INC.
(Registrant)

By	/s/ Scott Hildebrandt
Scott Hildebrandt
Vice President and
Chief Financial Officer